                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                              Pier 1 Imports, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

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   (5)  Total fee paid:

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   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

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   (2)  Form, Schedule or Registration Statement No.:

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   (3)  Filing Party:

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   (4)  Date Filed:

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

                              PIER 1 IMPORTS, INC.
                         301 COMMERCE STREET, SUITE 600
                            FORT WORTH, TEXAS 76102

                                                                    May 16, 2002

Dear Shareholder:

     On behalf of the Board of Directors and Management, you are cordially invited to attend the Annual Meeting of Shareholders to be held at 10:00 a.m., local time, on Thursday, June 27, 2002, at the Renaissance Worthington Hotel, Brazos Room, 200 Main Street, Fort Worth, Texas. The formal Notice of the Annual Meeting of Shareholders and Proxy Statement are attached. Please read them carefully.

     It is important that your shares be voted at the meeting in accordance with your preference. If you do not plan to attend, you may vote your proxy by telephone, Internet or mail. A toll-free telephone number and web site address are included on your proxy card. If you choose to vote by mail, please complete the proxy card located in the envelope's address window by indicating your vote on the issues presented and sign, date and return the proxy in the prepaid envelope provided. If you are able to attend the meeting and wish to vote in person, you may withdraw your proxy at that time.

                                           Sincerely,

                                           /s/ MARVIN J GIROUARD

                                           Marvin J. Girouard
                                           Chairman and Chief Executive Officer

                              PIER 1 IMPORTS, INC.
                         301 COMMERCE STREET, SUITE 600
                            FORT WORTH, TEXAS 76102

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD JUNE 27, 2002

     The Annual Meeting of Shareholders of Pier 1 Imports, Inc., a Delaware corporation (the "Company"), will be held on June 27, 2002, at 10:00 a.m., local time, at the Renaissance Worthington Hotel, Brazos Room, 200 Main Street, Fort Worth, Texas for the following purposes:

          (1) to elect seven Directors to hold office until the next Annual Meeting of Shareholders;

          (2) to approve amendments to the Company's 1999 Stock Plan to increase the number of shares available for issuance;

          (3) to consider and vote upon the adoption of the Company's Senior Management Bonus Plan as amended; and

          (4) to transact any other business as may properly come before the Annual Meeting or any adjournment.

     Only holders of record of Common Stock at the close of business on May 8, 2002, are entitled to notice of and to vote at the Annual Meeting. A complete list of Shareholders entitled to vote will be available for examination at the Company's offices at 301 Commerce Street, Suite 600, Fort Worth, Texas by any Shareholder during ordinary business hours for a period of ten days prior to the date of the Annual Meeting.

     To ensure that your vote will be counted, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed prepaid envelope, whether or not you plan to attend the Annual Meeting. Also, the enclosed proxy card contains instructions on voting by telephone or by Internet instead of executing and returning the card. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Annual Meeting.

                                      By Order of the Board of Directors,

                                      /s/ J. RODNEY LAWRENCE
                                      J. Rodney Lawrence
                                      Executive Vice President and Secretary

May 16, 2002
Fort Worth, Texas

                   PLEASE PROMPTLY SUBMIT YOUR PROXY BY MAIL,
                TELEPHONE OR INTERNET, WHETHER OR NOT YOU INTEND
                      TO BE PRESENT AT THE ANNUAL MEETING

                              PIER 1 IMPORTS, INC.
                         301 COMMERCE STREET, SUITE 600
                            FORT WORTH, TEXAS 76102

                             ---------------------

                                PROXY STATEMENT
                                      FOR

                         ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD JUNE 27, 2002

     This Proxy Statement is being furnished to the holders of Common Stock, par value $1.00 per share (the "Common Stock"), of Pier 1 Imports, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on June 27, 2002, and at any adjournments or postponements thereof. Shareholders representing a majority of the Common Stock outstanding and entitled to vote must be present in person or represented by proxy in order to constitute a quorum to conduct business at the meeting. The Board of Directors has fixed the close of business on May 8, 2002, as the record date for the determination of the Shareholders entitled to notice of and to vote at the Annual Meeting. On the record date, 94,211,679 shares of Common Stock were outstanding and entitled to be voted at the meeting. Each share of Common Stock entitles the registered holder thereof to one vote on each matter submitted to a vote at the meeting.

     All shares of Common Stock represented at the Annual Meeting by properly executed proxies received prior to the meeting, unless the proxies have been properly revoked prior to voting, will be voted in accordance with the instructions on such proxies. If no instructions are given, proxies will be voted in accordance with the recommendations of the Board of Directors, as noted in this Proxy Statement. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by delivery to the Corporate Secretary of the Company at the Company's principal executive offices at 301 Commerce Street, Suite 600, Fort Worth, Texas 76102 of a written notice of revocation bearing a later date than the proxy, or by duly executing and delivering to the Corporate Secretary a subsequent proxy relating to the same shares, or by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy). The accompanying proxy card also contains instructions on voting by telephone or by Internet instead of executing and returning the card. Shares voted by telephone or by Internet may be revoked by providing subsequent telephone or Internet voting instructions or by using any method described above for revoking proxies. With regard to all proposals submitted for Shareholder vote, abstentions are not counted as voting for approval of a matter and, therefore, will have the same effect as a vote "against" the matter, even though the Shareholder may interpret such action differently. Votes withheld, including broker non-votes, are not counted as voting either for or against a matter and, therefore, as to that matter will not be treated as shares present and will be disregarded.

     The accompanying proxy also covers shares of Common Stock held for participants in the Company's Stock Purchase Plan and will serve as voting instructions for the Plan administrators to vote such shares.

     This Proxy Statement and the accompanying proxy are being first sent to Shareholders on May 16, 2002.

                             ELECTION OF DIRECTORS

     Seven Directors of the Company are to be elected at the Annual Meeting to serve until the next Annual Meeting of Shareholders of the Company and until their respective successors shall have been elected and qualified. Unless authority to vote for one or more Directors is withheld, proxies will be voted for the election of the persons listed below or, if any such person shall unexpectedly become unable or unwilling to accept nomination or election, for the election of such other person as the Board of Directors may recommend. Directors will be elected by holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote. The persons listed below are Directors of the Company now in office and are nominees for re-election. The Board of Directors recommends a vote "FOR" the nominees.

NOMINEES FOR DIRECTORS

MARVIN J. GIROUARD

     Marvin J. Girouard, age 62, has been a Director of the Company since August 1988, has served as Chairman and Chief Executive Officer of the Company since March 1999 and has been a member of the Executive Committee since December 1998. From June 1998 to February 1999, Mr. Girouard served as President and Chief Executive Officer of the Company and from August 1988 to June 1998, Mr. Girouard served as President and Chief Operating Officer. From May 1985 until August 1988, he served as Senior Vice President -- Merchandising of Pier 1 Imports (U.S.), Inc., a wholly owned subsidiary of the Company. He is also a Director of Tandy Brands Accessories, Inc. and Brinker International, Inc.

JAMES M. HOAK, JR.

     James M. Hoak, Jr., age 58, has been a Director of the Company since September 1991 and is Chairman of the Nominating Committee, Chairman of the Audit Committee and a member of the Executive Committee. He has served as Chairman and a Principal of Hoak Capital Corporation (a private equity investment firm) since September 1991. He also served as Chairman of HBW Holdings, Inc. (an investment bank) from July 1996 to November 1999, and continues to serve as a director of that firm. He served as Chairman of Heritage Media Corporation (a broadcasting and marketing services firm) from its inception in August 1987 to its sale in August 1997. From February 1991 to January 1995, he served as Chairman and Chief Executive Officer of Crown Media, Inc. (a cable television company). From 1971 to 1987, he served as President and Chief Executive Officer of Heritage Communications, Inc. (a diversified cable television and communications company), and as its Chairman and Chief Executive Officer from August 1987 to December 1990. He is also a Director of PanAmSat Corporation, TeleCorp PCS, Inc. and Texas Industries, Inc.

TOM M. THOMAS

     Tom M. Thomas, age 60, has been a Director of the Company since September 1998, and is Chairman of the Executive Committee, Chairman of the Compensation Committee and a member of the Nominating Committee. Mr. Thomas has served as Senior Partner of Kolodey, Thomas & Blackwood (a law firm) since September 2001. He also served as Senior Partner of Thomas & Culp, L.L.P. (a law firm) from 1994 to August 2001.

JOHN H. BURGOYNE

     John H. Burgoyne, age 60, has been a Director of the Company since February 1999 and is a member of the Compensation Committee. Mr. Burgoyne has served as President of Burgoyne and Associates (an international consulting firm) since March 1996. From May 1995 to March 1996, Mr. Burgoyne served as the General Manager of IBM's Travel Industry sector for their

Asia Pacific Region. Prior to that time, he served as the President and General Manager of IBM China Corporation Ltd.

MICHAEL R. FERRARI

     Michael R. Ferrari, age 62, has been a Director of the Company since February 1999 and is a member of the Audit Committee. Dr. Ferrari has served as Chancellor of Texas Christian University since July 1998 and has served as Professor of Management in the M. J. Neeley School of Business at Texas Christian University since July 1998. From 1985 to 1998, he served as President of Drake University.

JAMES D. CARREKER

     James D. Carreker, age 54, has been a Director of the Company since June 2001 and is a member of the Audit Committee. He established JDC Holdings (a private equity investment facility) in October 2000. He served as Chairman and Chief Executive Officer of Wyndham International, Inc. (a hotel management company) from January 1996 to October 2000. Prior to that time, he served as President and Chief Executive Officer of Wyndham Hotels and Resorts from 1988 to 1996. He was also the President and Chief Executive Officer of the Trammell Crow Company (a real estate development firm) from 1994 to 1995. He served from 1984 to 1988 as President of Burdines, the Florida division of Federated Department Stores. He is a Director of Outrigger Hotels & Resorts, Crow Holdings, WinsLoew Furniture, Inc. and Carreker Corporation.

KAREN W. KATZ

     Karen W. Katz, age 45, has been a Director of the Company since June 2001 and is a member of the Nominating Committee. She has served as President and Chief Executive Officer of Neiman Marcus Direct (a division of the Neiman Marcus Group) since May 2000. Prior to that time, she served as Executive Vice President of Stores for Neiman Marcus Stores from February 1998 to May 2000 and Senior Vice President and Director of Stores of Neiman Marcus Stores from October 1996 to February 1998. Also, she has held various merchandise and store management positions with Neiman Marcus Stores since 1987.

BOARD MEETINGS, COMMITTEES AND FEES

     During the last fiscal year, the Board of Directors of the Company met on five occasions. Each of the Directors attended at least 75% of the total number of meetings of the Board of Directors and of the Committees on which he or she served.

     Each Director who was not an officer of the Company was paid a fee of $33,000 during the past fiscal year and also received $1,750 for each Board meeting attended, $1,000 for each telephonic Board meeting attended, $750 for each committee meeting attended and $500 for each telephonic committee meeting attended. Directors participate in the Director Deferred Stock Program and must defer 50%, and may elect to defer up to 100%, of their cash fees, which are matched 50% by the Company, into an equivalent value of deferred stock units. Upon leaving the Board, Directors receive shares of Common Stock in exchange for their deferred stock units. Messrs. Burgoyne, Carreker, Ferrari, Hoak and Thomas and Mrs. Katz deferred all of their cash fees last year. Each non-employee Director receives an annual grant of stock options under the Company's 1999 Stock Plan covering 6,000 shares of Common Stock. Directors of the Company who are employees of the Company serve without compensation for their services as Directors of the Company.

     Executive Committee. The Executive Committee is entitled to direct and manage the business and affairs of the Company in the intervals between Board meetings, with all the powers and authority of the Board in the management of the business and affairs of the

Company to the extent permitted by law and the By-laws. The Executive Committee met on one occasion during the last fiscal year. Executive Committee members are Directors Thomas (chairman), Girouard and Hoak.

     Nominating Committee. The Nominating Committee is responsible for considering and making recommendations to the Board regarding nominees for election to the Board. The Nominating Committee will consider recommendations submitted by Shareholders for nominees for election to the Board. The Nominating Committee met on one occasion and took action by unanimous written consent on one occasion during the last fiscal year. Nominating Committee members are Directors Hoak (chairman), Thomas and Katz. Prior to June 28, 2001, the Executive Committee also served as the Nominating Committee.

     Audit Committee. The Audit Committee provides assistance to the Board in fulfilling its oversight responsibility relating to the Company's accounting, auditing, financial reporting and systems of internal controls regarding finance and accounting. The Audit Committee recommends a firm of independent auditors for appointment by the Board and reviews their performance, consults with management on the appointment of internal auditors and reviews their performance, and reviews with management and the independent auditors the adequacy of the Company's financial controls and reporting process. The Audit Committee also reviews the Company's quarterly and year-end financial statements. The Audit Committee held five meetings during the last fiscal year. During fiscal 2002, Audit Committee members were Directors Hoak (chairman), Carreker and Ferrari.

     Compensation Committee. The Compensation Committee establishes, amends and oversees the Company's administration of incentive-based and other compensation plans for the chief executive officer and such other senior officers as the Compensation Committee deems appropriate. It also oversees the Company's administration of other compensation benefit plans and recommends to the Board compensation of Directors and changes in or the establishment of compensation plans for the Company's employees. The Compensation Committee held four meetings and took action by unanimous written consent on one occasion during the last fiscal year. Compensation Committee members are Directors Thomas (chairman) and Burgoyne.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table indicates the ownership on April 6, 2002, of the Company's Common Stock by each Director and nominee, each executive officer named in the Summary Compensation Table, and all Directors and executive officers as a group:

                                                                 SHARES
                                                              BENEFICIALLY   PERCENT
NAME                                                          OWNED(1)(2)    OF CLASS
----                                                          ------------   --------
Robert A. Arlauskas.........................................      92,329          *
John H. Burgoyne............................................      27,437          *
James D. Carreker...........................................          --         --
Michael R. Ferrari..........................................      25,900          *
Marvin J. Girouard..........................................   1,754,091       1.86%
James M. Hoak, Jr. .........................................     144,246          *
Jay R. Jacobs...............................................      78,297          *
Karen W. Katz...............................................      11,000          *
J. Rodney Lawrence..........................................     209,654          *
Tom M. Thomas...............................................      23,000          *
Charles H. Turner...........................................     132,176          *
All Directors and Executive Officers as a Group.............   3,050,463       3.19%

---------------

(1) Included in the table are shares acquired through and held by the Company's Stock Purchase Plan through March 31, 2002. Also included in the table are shares issuable within 60 days of April 7, 2002 to Mr. Arlauskas (71,200 shares), Mr. Burgoyne (23,000 shares), Mr. Ferrari (23,000 shares), Mr. Girouard (890,541 shares), Mr. Hoak (66,264 shares), Mr. Jacobs (72,000 shares), Mrs. Katz (11,000 shares), Mr.
     Lawrence (202,000 shares), Mr. Thomas (23,000 shares), Mr. Turner (109,500 shares) and to all Directors and Executive Officers as a group (1,997,457 shares), upon the exercise of stock options granted pursuant to the Company's stock option plans. Mr. Carreker, as of April 6, 2002, owned no shares of the Company's Common Stock, although he participates with all other non-employee Directors in the Director Deferred Stock Program.

(2) Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to his or her shares.

 *  Represents less than 1% of the outstanding shares of such class.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table indicates the ownership on April 6, 2002, by each person who was known by the Company to own beneficially five percent or more of any class of the Company's Common Stock:

                                                                 SHARES
NAME AND ADDRESS                                              BENEFICIALLY      PERCENT
OF BENEFICIAL OWNER                                              OWNED          OF CLASS
-------------------                                           ------------      --------
Citigroup Inc. .............................................   7,657,316(1)        8.2%
399 Park Avenue
New York, NY 10043

---------------

(1) The beneficial owner has shared voting power and shared dispositive power over all of the shares listed. This information was obtained from the beneficial owner's Schedule 13G Report filed with the Securities and Exchange Commission on February 4, 2002.

                             EXECUTIVE COMPENSATION

     The following table sets forth a summary of the compensation with respect to the past three fiscal years for services rendered in all capacities to the Company and its subsidiaries by the Chief Executive Officer, and the four other most highly compensated executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM
                                                                                            COMPENSATION
                                                     ANNUAL COMPENSATION              ------------------------
                                           ----------------------------------------   RESTRICTED    SECURITIES
NAME AND                        FISCAL                               OTHER ANNUAL        STOCK      UNDERLYING      ALL OTHER
PRINCIPAL POSITION               YEAR       SALARY      BONUS       COMPENSATION(1)    AWARDS(2)    OPTIONS(#)   COMPENSATION(3)
------------------              ------     --------   ----------    ---------------   -----------   ----------   ---------------
Marvin J. Girouard............   2002      $850,000   $  924,375(4)    $ 43,441             --       300,000        $346,982
 Chairman and Chief              2001       800,000    1,332,000         43,170             --       230,000         287,275
 Executive Officer               2000       755,000      495,470(4)      40,658             --       200,000         167,428
Charles H. Turner.............   2002       300,000      217,500        103,626             --       100,000          42,018
 Executive Vice President,       2001       275,000      305,250         34,953             --        60,000          48,028
 Finance, Chief Financial        2000       250,000      115,000         30,998             --        50,000          29,993
 Officer and Treasurer
Jay R. Jacobs.................   2002       300,000      217,500         24,691             --       100,000          47,189
 Executive Vice President,       2001       275,000      305,250         22,132             --        60,000          48,556
 Merchandising                   2000       250,000      115,000         23,845             --        50,000          27,591
J. Rodney Lawrence............   2002       230,000      166,750         28,716             --       100,000          37,588
 Executive Vice President,       2001       212,000      212,000         26,973             --        60,000          41,000
 Legal Affairs                   2000       200,000       75,000         26,363             --        50,000          26,861
Robert A. Arlauskas...........   2002       225,000      163,125         35,537             --       100,000          36,646
 Executive Vice President,       2001       195,000      195,000         24,693             --        60,000          34,656
 Stores                          2000(5)    175,000       65,000        127,193             --        50,000          19,226

---------------

(1) Includes reimbursements for club dues, automobile expenses, financial planning, moving expenses and medical expenses.

(2) No restricted stock awards were granted during the periods covered by this table. The total amount and the dollar value (based on the closing price of the Common Stock at fiscal year end) of restricted stock held at March 2, 2002 was: Mr. Girouard, 84,825 shares ($1,716,858).

(3) Includes in fiscal year 2002 Company matching contributions under the Company's 401(k) Retirement Plan of $5,388 for Mr. Girouard, $5,927 for Mr. Turner, $5,942 for Mr. Jacobs, $5,958 for Mr. Lawrence and $5,931 for Mr. Arlauskas; matching contributions under the Company's Benefit Restoration Plan of $164,156 for Mr. Girouard, $10,312 for Mr. Turner, $15,467 for Mr. Jacobs, $11,861 for Mr. Lawrence and $11,425 for Mr. Arlauskas; and matching contributions under the Company's Stock Purchase Plan of $177,437 for Mr. Girouard, $25,779 for Mr. Turner, $25,779 for Mr. Jacobs, $19,768 for Mr. Lawrence and $19,291 for Mr. Arlauskas.

(4) Mr. Girouard deferred all of his bonus for fiscal year 2002. In fiscal year 2000, Mr. Girouard deferred $217,465 of his bonus.

(5) On September 29, 1999, Mr. Arlauskas was promoted to Senior Vice President, Stores. Compensation for fiscal year 2000 for Mr. Arlauskas consists of seven months of his salary as Vice President and five months of his salary as Senior Vice President.

     The Company has entered into Post-Employment Consulting Agreements with Messrs. Girouard, Turner, Jacobs, Lawrence, Arlauskas and three other executive officers (each individually, an "Executive"). Upon termination of the Executive's employment by the Company prior to retirement other than for "cause" or by the Executive for "good reason," as defined in the agreements, the Company will retain the Executive as a consultant for a maximum of two years, depending on the Executive's number of years of service as an officer of the Company, and pay a monthly fee equal to one-twelfth of his base salary immediately prior to termination. The Executive will also receive 50% of the Executive's cost for continuing medical and dental insurance coverage. If the Executive enters into employment during the consulting period that provides compensation equal to or greater than the amount of the consulting fees, the Company will pay the Executive an immediate one-time payment in the amount of 50% of the difference between the total fees that otherwise would have been payable during the term of the consulting agreement and the aggregate fees actually paid prior to reemployment. If the Executive enters into employment during the consulting period that provides compensation less than the consulting fees, the Company will reduce the monthly consulting fee by the amount of the monthly compensation for reemployment, and at the end of the consulting period will pay the Executive 50% of the difference between the total fees that otherwise would have been payable during the term of the consulting agreement and the aggregate fees actually paid.

     The Company maintains two Supplemental Retirement Plans to aid in attracting and retaining key executives. Messrs. Girouard, Lawrence and one other executive officer are fully vested in a plan, adopted by the Company in 1986, which provides that upon death, disability, retirement or other termination (but commencing at retirement age of 65), a participant will receive annual benefits over a period of 15 years (or a discounted lump-sum at the time of retirement in lieu of annual benefits) which, when added to Social Security retirement benefits, generally equal his target percentage of 50% of the average of his highest annual salary and bonus for any three years, increased by 6% per year for 15 years. If a participant retires after age 65, the percentage of his highest average annual salary and bonus (prior to age 65) used to calculate his benefit is increased above 50% by 5% for each year of service after age 65, to a total not greater than 65%. All participants in the plan have elected to receive benefits in a lump-sum distribution rather than annual benefits.

     The following table shows for various levels of average annual compensation the computed annual benefit and the alternative lump-sum benefit, payable at age 65, discounted at a rate equal to the lesser of the Pension Benefit Guaranty Corporation interest rate for immediate annuities (PBGC rate) or a 24 month rolling average of the PBGC rate, and less a calculated Social Security retirement benefit.

                                                        COMPUTED
AVERAGE ANNUAL                              ANNUAL      LUMP-SUM
COMPENSATION                               BENEFIT       BENEFIT
--------------                            ----------   -----------
$ 300,000...............................  $  209,822   $ 2,271,742
   400,000..............................     287,408     3,111,773
   500,000..............................     364,995     3,951,803
   600,000..............................     442,581     4,791,834
   700,000..............................     520,168     5,631,864
   800,000..............................     597,755     6,471,895
 1,000,000..............................     752,928     8,151,956
 1,200,000..............................     908,101     9,832,017
 1,500,000..............................   1,140,861    12,352,109
 1,600,000..............................   1,218,447    13,192,140
 1,800,000..............................   1,373,620    14,872,201
 2,000,000..............................   1,528,793    16,552,262

     The applicable average annual compensation for Mr. Girouard is $1,625,823 and for Mr. Lawrence is $348,000.

     Messrs. Turner, Jacobs, Arlauskas, and two other executive officers participate in a supplemental retirement plan adopted by the Company in 1995, which provides that upon death, disability, retirement or other termination (but commencing at retirement age), a participant will receive a life annuity based on annual benefits which, when added to Social Security retirement benefits, generally equal a percentage (not to exceed a maximum of 60%) of the participant's highest average annual salary and bonus (based on a three-year average). If a participant retires prior to age 65, the percentage of his highest average annual salary and bonus used to calculate his benefit is reduced by 5% for each year his retirement precedes age 65. Benefits vest for each participant at the rate of 10% per year of participation in the plan. Further, benefits accrue for each participant at a rate of 5% per year of credited service with the Company. The years of participation in the plan for Mr. Turner are 6 years, for Mr. Jacobs are 6 years, and for Mr. Arlauskas are 2 years; and the years of credited service for Mr. Turner are 10 years, for Mr. Jacobs are 24 years, and for Mr. Arlauskas are 21 years.

     The following table shows for various levels of average annual compensation the computed annual benefit payable at age 65 including current maximum annual Social Security retirement benefits.

                                                          COMPUTED
AVERAGE ANNUAL                                             ANNUAL
COMPENSATION                                             BENEFIT(1)
--------------                                           ----------
$  300,000.............................................  $  180,000
   400,000.............................................     240,000
   500,000.............................................     300,000
   600,000.............................................     360,000
   700,000.............................................     420,000
   800,000.............................................     480,000
 1,000,000.............................................     600,000
 1,200,000.............................................     720,000
 1,500,000.............................................     900,000
 1,600,000.............................................     960,000
 1,800,000.............................................   1,080,000
 2,000,000.............................................   1,200,000

     The applicable average annual compensation for Mr. Turner is $455,500, for Mr. Jacobs is $453,667, and for Mr. Arlauskas is $295,669.
---------------

(1) Assuming full vesting and accrual.

OPTION GRANTS IN THE LAST FISCAL YEAR

     The following table sets forth information relating to stock options granted during the fiscal year ended March 2, 2002, to the executive officers named in the Summary Compensation Table.

                             NUMBER OF     % OF TOTAL
                            SECURITIES      OPTIONS
                            UNDERLYING     GRANTED TO
                              OPTIONS     EMPLOYEES IN   EXERCISE PRICE   EXPIRATION      GRANT DATE
NAME                        GRANTED(1)    FISCAL YEAR    (PER SHARE)(2)      DATE      PRESENT VALUE(3)
----                        -----------   ------------   --------------   ----------   ----------------
Marvin J. Girouard........    300,000        11.23%          $8.26         09/27/11       $1,367,070
Charles H. Turner.........    100,000         3.74            8.26         09/27/11          455,690
Jay R. Jacobs.............    100,000         3.74            8.26         09/27/11          455,690
J. Rodney Lawrence........    100,000         3.74            8.26         09/27/11          455,690
Robert A. Arlauskas.......    100,000         3.74            8.26         09/27/11          455,690

---------------

(1) Options to Messrs. Girouard, Turner, Jacobs, Lawrence and Arlauskas covering 300,000, 100,000, 100,000, 100,000 and 100,000 shares, respectively, were granted on September 27, 2001, and become exercisable in annual installments of 25% on each of the four anniversaries of the date of grant. The administrative committee of the stock option plan may permit an employee to tender previously owned shares to pay the exercise price of an option and may permit an employee to satisfy his income tax withholding obligations up to the minimum statutory rate by the delivery of previously owned shares or the withholding of shares otherwise issuable upon exercise of the option. Options will terminate at the time of termination of employment if the termination is for "cause" or for resignation without the consent of the Company, or three months after termination in the case of any other termination, one year after death or disability, or three years after retirement.

(2) Exercise price is equal to the current market value at the date of grant.

(3) The present value of options on the date of grant was determined using a variation of the Black-Scholes option pricing model. The estimated values under the Black-Scholes option pricing model are based on the following assumptions at the time of grant: an exercise price equal to the fair market value of the underlying Common Stock; option term of six years; interest rate of 3.75%, which represents the interest rate at such option grant date of U.S. treasury securities having a five-year maturity; dividend payment rate of $.16 per share per year; and a stock price volatility factor of 60.25%, which is based on Common Stock prices for a six-year period prior to the date of grant. For purposes of determining these option valuations, a term of six years was used for the length of the option term rather than the actual ten-year option term. Six years represents the historical average length of time from grant date to exercise date for all options previously granted by the Company. These assumptions were made as of the time of grant and may or may not be valid assumptions at later points in time. The actual value, if any, that an executive may realize from the options will be the excess of the market price of the Common Stock on the day of exercising the options over the exercise price of the options. The actual value may or may not be near the value estimated in the table.

AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table provides information relating to the exercise of stock options by the executive officers named in the Summary Compensation Table during the last fiscal year, and the number and value of exercisable and unexercisable stock options held by such officers at March 2, 2002.

                                                               NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                                            OPTIONS AT FISCAL YEAR-END        FISCAL YEAR-END(1)
                            SHARES ACQUIRED      VALUE      ---------------------------   ---------------------------
NAME                          ON EXERCISE     REALIZED(2)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                        ---------------   -----------   -----------   -------------   -----------   -------------
Marvin J. Girouard........          --         $     --       890,541        597,500      $11,247,803    $7,021,181
Charles H. Turner.........      48,500          479,948       109,500        177,500          944,470     2,087,850
Jay R. Jacobs.............      53,000          488,154        72,000        177,500          533,282     2,087,850
J. Rodney Lawrence........          --               --       245,313        177,500        2,960,887     2,087,850
Robert A. Arlauskas.......      15,975          228,450        68,525        176,850          807,905     2,044,766

---------------

(1) Computed as the difference between the option exercise prices and $20.24 (the closing price of the Common Stock at fiscal year-end).

(2) Computed as the difference between the option exercise prices and the market price of the Common Stock at the date of exercise.

EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth certain information regarding the Company's equity compensation plans as of March 2, 2002.

                                          NUMBER OF                                NUMBER OF SECURITIES
                                      SECURITIES TO BE                            REMAINING AVAILABLE FOR
                                         ISSUED UPON         WEIGHTED-AVERAGE      FUTURE ISSUANCE UNDER
                                         EXERCISE OF        EXERCISE PRICE OF       EQUITY COMPENSATION
                                         OUTSTANDING           OUTSTANDING           PLANS (EXCLUDING
                                      OPTIONS, WARRANTS     OPTIONS, WARRANTS     SECURITIES REFLECTED IN
PLAN CATEGORY                           AND RIGHTS(1)         AND RIGHTS(1)        THE FIRST COLUMN)(2)
-------------                        -------------------   --------------------   -----------------------
Equity Compensation plans approved
  by Shareholders..................       8,176,737               $8.74                  2,228,256
Equity Compensation plans not
  approved by Shareholders(3)......             N/A                 N/A                        N/A
Total..............................       8,176,737               $8.74                  2,228,256

---------------

(1) The Company has not granted warrants or rights applicable to this chart.

(2) Includes 268,594 shares which may be awarded under the terms of the Company's Management Restricted Stock Plan. The Company's Stock Purchase Plan permits all Participants to elect to have deductions of up to 10% of their compensation to purchase Company Common Stock monthly at market values. The Company provides matching contributions of from 10% to 100% of each Participant's deduction, depending on length of service with the Company.

(3) The Company does not maintain equity compensation plans which have not been approved by its Shareholders.

BOARD OF DIRECTORS COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee, which is composed entirely of independent, non-employee directors, establishes, amends and oversees the Company's administration of incentive-based compensation plans and makes recommendations to the Board of Directors on matters relating to other compensation and perquisites for the Chief Executive Officer and other executive officers as the Committee deems appropriate.

     The Company's overall management compensation philosophy reflects a strong incentive orientation with an aim that more than half of potential senior executive compensation results from performance-based compensation plans. In addition to base salary, executive compensation can include a bonus, stock options, restricted stock, benefits and perquisites. As management responsibility increases, a greater portion of the executive's compensation is directed toward performance-based programs with larger percentages of potential compensation related to the price of the Company's Common Stock. These incentive programs involve short-term bonus plans to reward annual performance and long-term, stock-based plans to reward the enhancement of Shareholder value.

     Section 162(m) of the Internal Revenue Code generally prohibits publicly held companies such as the Company from deducting from corporate income all compensation paid to the chief executive officer or any of the four other most highly compensated officers that exceeds for each officer $1,000,000 during the tax year. Qualifying performance-based compensation paid pursuant to plans approved by Shareholders will not be subject to this deduction limitation. It is the intent of the Compensation Committee to take reasonable measures to obtain full corporate tax deductions for compensation paid to the Company's executive officers.

     The base salary level of the Chief Executive Officer is reviewed annually by the Compensation Committee. Base salary is based primarily upon Company growth and profitability along with individual performance of the executive during the preceding year. The Compensation Committee considers the factors it deems relevant, but does not assign specific weights to different factors.

     During the 2002 fiscal year, the Company maintained an annual bonus plan for the Chief Executive Officer and other employees that paid bonus awards based on the attainment of targeted levels of pretax income. The Compensation Committee believes that pretax income is the main determinant for establishing Shareholder value. Each year the Compensation Committee establishes percentages of target incentives to be paid when certain pretax income levels are met. Pretax income levels are established based on percentages of the current year's pretax profit plan. Target incentives are expressed as a percentage of the base salary of participants and are competitive when compared to the retail industry.

     At the end of August 2001, Pier 1's overall performance, as compared to the business plan, was such that the Compensation Committee felt it was necessary to take extraordinary measures to incentivize Pier 1 management to achieve extraordinary results for the remaining half of fiscal year 2002. The Compensation Committee instituted a 6 month bonus plan that would provide an incentive for management to meet or beat the revised business plan for the last 6 months of the year. The target bonus for the Chief Executive Officer was set at 37.5% of base salary for the 6 month plan or 1/2 of the target for the full year plan. The target bonuses for other participants was set at 5% to 25% of base salaries, respectively. The Chief Executive Officer earned $924,375 under the 6 month plan.

     Long-term incentives are provided through the grant of stock options. Under the stock option plan, executives and other key employees may be awarded options to purchase Company stock, which in the past have always been at a purchase price of fair market value on the date of grant. Awards under the stock option plan are designed with the intention of promoting the success of the Company and retention of the executive with the Company in a manner that produces value to the employee only when there is a corresponding increase in value to all Shareholders.

     The Compensation Committee has determined to discontinue the use of restricted stock as part of long-term compensation and will award restricted stock in the future only in exceptional circumstances. The last restricted stock awards were granted in fiscal year 1998. The amount of awards to each executive were determined to reward the executive for Company and stock performance and to provide incentives for the executive to remain with the Company. The number of currently held options by each executive was not considered in making stock option and restricted stock awards.

                                                   COMPENSATION COMMITTEE

                                                       Tom M. Thomas
                                                      John H. Burgoyne

BOARD OF DIRECTORS AUDIT COMMITTEE REPORT

     In accordance with its written charter, which was approved in its current form by the Board of Directors on March 31, 2000, the Audit Committee assists the Board in oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Audit Committee consists of three independent members (as independence is defined by the rules of the New York Stock Exchange).

     In performing its oversight function, the Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the fiscal year ended March 2, 2002 with management and the Company's independent auditors. The Audit Committee also discussed with the Company's independent auditors all matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the consolidated financial statements.

     The Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Audit Committee discussed with the auditors any relationships that may have an impact on their objectivity and independence and satisfied itself as to the auditors' independence. The Audit Committee also considered whether the provision of non-audit services by Ernst & Young LLP, the Company's independent auditors for 2002, to the Company is compatible with maintaining Ernst & Young LLP's independence.

     Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended March 2, 2002, for filing with the Securities and Exchange Commission.

                                                      AUDIT COMMITTEE

                                               James M. Hoak, Jr. (Chairman)
                                                     Michael R. Ferrari
                                                     James D. Carreker

COMPANY STOCK PERFORMANCE GRAPH

     The following graph provides an indicator of the percentage change during the Company's last five fiscal years of cumulative total Shareholder return, assuming the reinvestment of dividends, of the Company's Common Stock, the S&P 500 Index and the S&P Retail Stores Composite Index.

                              (PERFORMANCE GRAPH)

                        1997      1998      1999      2000      2001      2002
                        ----      ----      ----      ----      ----      ----
 Pier 1 Imports,
  Inc.                 100.00    232.56    113.65    103.81    169.53    277.94

 S&P 500 Index         100.00    135.01    161.66    176.22    165.03    153.43

 S&P Retail Stores
  Composite Index      100.00    152.98    224.67    200.72    220.43    249.63


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners during the last fiscal year were observed.

                     PROPOSAL TO AMEND THE 1999 STOCK PLAN

     With the approval of the Shareholders, the Pier 1 Imports, Inc. 1999 Stock Plan (the "Plan") became effective on June 24, 1999. The text of the Plan as proposed to be amended, which is summarized below, is included as Appendix A to this Proxy Statement, and this summary is qualified by reference to the Plan.

     The Board of Directors has determined that it is in the best interests of the Company to amend the Plan to (i) increase the number of authorized shares issuable under the plan by an additional 2,000,000 shares for a total of 9,000,000 shares, and (ii) provide that no person may be granted options which in the aggregate exceed 2,250,000 shares of Common Stock authorized from time to time under the Plan. The amendment described in (ii) above is proposed in order for the Plan to qualify as a performanced based compensation plan under Section 162(m) of the Code.

     The Plan is administered by the Compensation Committee of the Board of Directors. The Committee interprets the Plan and makes all determinations necessary or advisable for the administration of the Plan. The Committee will determine the participants to be granted options, the options granted to the participants, vesting provisions and other terms of each option. Options may be granted at not less than the fair market value of the Common Stock on the date of grant.

     The Plan provides for the granting of options to directors and employees and the issuance of deferred stock units to outside directors. Subject to Shareholder approval, a maximum of 9,000,000 shares of Common Stock may be issued under the Plan, of which not more than 250,000 may be issued in exchange for deferred stock units. No person may be issued options covering more than 2,250,000 shares. For purposes of determining the number of shares available for issuance under the Plan, only net shares issued are counted as issued. Therefore, net shares would exclude shares delivered or withheld for payment of exercising an option or for payment of tax withholding and would exclude shares remaining subject to options which expire or are terminated. Options may be either incentive stock options authorized under Section 422 of the Internal Revenue Code or non-qualified options which do not qualify as incentive stock options. At March 2, 2002, options granted and outstanding under the Plan covered an aggregate of 5,395,200 shares, leaving 855,305 shares remaining for issuance pursuant to subsequent grants. If the proposed amendment is approved by Shareholders, the total number of shares that will then be available for future grants under the Plan will increase to 2,855,305 shares. Additionally, there are 171,673 shares reserved for issuance in exchange for deferred stock units under the Director Deferred Stock Program.

     During the last fiscal year, the executive officers of the Company named in the Summary Compensation Table were granted the number of options set forth in the Option Grant Table. During the last fiscal year, the current executive officers of the Company were granted 1,000,000 options in the aggregate, the current directors who are not executive officers were granted 46,000 options in the aggregate, and all employees who are not executive officers were granted 1,665,500 options in the aggregate.

     The term of each option will be fixed by the Committee, but may not be longer than 10 years from the date of grant. The exercise price of each option will be determined by the Committee, but may not be less than the fair market value of the Common Stock on the date of grant. Each option will be exercisable at the times and subject to any conditions established by the Committee, and unless otherwise determined by the Committee all options will vest upon a change in control of the Company, as defined in the Plan. The exercise price will be paid in cash or, if permitted by the Committee, in Common Stock previously owned by the option holder. The Committee may provide the option holder with the right to satisfy any minimum withholding tax obligation by delivery of previously owned shares or withholding shares otherwise issuable upon exercise of the option. In the event of a stock dividend or stock split, the number of shares subject to outstanding options will be proportionately increased and the exercise price proportionately decreased, unless the Committee determines otherwise. The number of shares available under the Plan and maximum number of shares issuable to one person will also be proportionately increased, unless the Committee determines otherwise. In the event of a combination of shares, recapitalization, reclassification, merger or other similar capital or corporate structure change, the Committee may adjust the terms of outstanding options, the number of shares available under the Plan, the maximum number of shares issuable to one person and other provisions of the Plan.

     Upon the death or disability of an option holder, all options held by that person will become fully exercisable and terminate after one year. Upon the resignation of a director or of an employee with the consent of the Company, the person's options will terminate three months after the resignation. Upon retirement, a holder's options will become fully exercisable and terminate three years later or, if earlier, at the expiration date of the option. In the event of any other termination of employment of an option holder, all options held by that person will immediately terminate.

     The Plan provides for participation by outside directors in a deferred stock program, as that program may be instituted, amended or suspended at any time by the Board of Directors. The Plan permits the deferral of part or all of each director's cash fees into a deferred stock account maintained by the Company. The number of deferred stock units would be based on the amount of cash fees deferred and the market value of the Common Stock on the date of deferral. When a Board member's position as a director terminates, the deferred stock units would be exchanged into Common Stock and delivered to the departing director. Under the deferred stock program, all or part of the cash fees otherwise payable to directors may be deferred at the election of each director. Elective deferrals will be credited as deferred stock units at the rate of 150% of the cash fees deferred. Deferred stock units will be credited with dividends paid on the Common Stock.

     The Plan will terminate 10 years after its adoption by Shareholders. The Board of Directors may at any time suspend or terminate the Plan or amend the Plan in any respect; except that without Shareholder approval no amendment may increase the maximum number of shares subject to the Plan, increase the maximum number of shares covered by options that may be granted to one person, change the class of employees eligible to receive options or decrease the minimum option exercise price at which options may be granted.

FEDERAL INCOME TAX CONSEQUENCES

     No taxable income will be realized by a participant upon the grant of a non-qualified stock option. Upon exercise, the excess of the fair market value of the shares at the time of exercise over the option exercise price for the shares will generally constitute taxable compensation. The Company or a subsidiary will be entitled to a deduction for such compensation income, assuming any federal income tax withholding requirements are satisfied. Upon disposition of the shares acquired upon exercise, any appreciation (or depreciation) in the stock value after the date of exercise will be treated as capital gain (or loss).

     No taxable income will be recognized by a participant upon the grant or exercise of an incentive stock option, assuming there is no disposition of the option shares within two years after the option was granted or within one year after the option was exercised (the "holding period"), and providing that the participant has been employed by the Company or one of its subsidiaries from the date of grant to a date that is not more than three months before the date of exercise. The exercise of an incentive stock option, however, could result in an item of tax preference for purposes of the alternative minimum tax. The sale of incentive stock option shares after the holding period at a price in excess of the participant's adjusted basis, which is ordinarily the option exercise price, will constitute capital gain to the participant. Neither the Company nor any subsidiary will be entitled to a federal income tax deduction by reason of the grant or exercise of an incentive stock option or the sale of the shares after the holding period. If incentive stock option shares are sold by the participant prior to the expiration of the holding period, generally the participant will have compensation income taxable in the year of the sale in an amount equal to the excess of the fair market value of the shares at the time of exercise of the option (or, if less, the amount received upon the sale) over the option exercise price for the shares. The Company or a subsidiary will be entitled to a deduction for that compensation income, assuming any federal income tax withholding requirements are satisfied.

     Adoption of this Proposal requires approval by the affirmative vote of holders of a majority of the shares of Common Stock voting on this Proposal if holders of a majority of the outstanding shares of Common Stock vote on the Proposal. Should such Shareholder approval not be obtained, then the amendments to the Plan that are included in this Proposal will not be implemented. However, the Plan as in effect prior to the amendments that are the subject of this Proposal will continue to remain in effect.

     MANAGEMENT RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                     PROPOSED SENIOR MANAGEMENT BONUS PLAN

     On March 17, 1997, the Board of Directors adopted, and on June 26, 1997 the Shareholders approved, the Senior Management Bonus Plan which was amended by the Board of Directors on April 5, 2002. The purpose of the Plan is to encourage superior performance and to reward senior executives of the Company for effective service and to strengthen the ability of the Company to retain and attract the senior management upon which continued growth and profitability of the Company depend. The text of the Plan as amended, which is summarized below, is included as Appendix B to this Proxy Statement, and this summary is qualified by reference to the Plan.

     The Board of Directors has determined that it is in the best interests of the Company to amend the Plan to provide for a Plan period of not less than one fiscal quarter or consecutive fiscal quarters of not more than one fiscal year designated by the Committee provided the Plan period ends on the last day of the fiscal year for which awards are determined under the Plan. Also, the Board of Directors intends for the Plan to satisfy the requirements of Code Section 162(m) and is submitting the Plan, as amended, for Shareholder approval in order to permit full deductibility of all bonus awards under the Plan.

     The Plan is administered by the Compensation Committee, which has the power to interpret the Plan and make all determinations necessary or advisable for the administration of the Plan.

     The Committee selects participants in the Plan, who may be any executive officer of the Company whose payout under the Plan would be subject to Code
Section 162(m).

     Bonus awards under the Plan may only be paid if performance goals specified for the designated fiscal period are attained and only if the participant is employed by the Company or any of its subsidiaries on the last day of the fiscal year to which the bonus relates. The Committee in its discretion may reduce or eliminate any bonus payable to a participant, but may not increase the amount of any bonus above the amount associated with the performance goal achieved. The Committee will establish the performance goals for the fiscal period no later than the latest day permitted under Code Section 162(m) and the Regulation promulgated thereunder. Performance goals may be expressed in terms of one or more financial or other objective goals, which may be Company-wide, on an individual basis or otherwise. Financial goals may be expressed, for example, in terms of sales, operating earnings, net income, earnings per share, cash flow, stock price, return on equity or other return ratios. Other objective goals may include the attainment of various productivity and long-term growth objectives, including for example, reductions in the Company's expense to sales ratios. Performance criteria may be measured in absolute terms, or as a change for the Company from a prior period(s), or as compared to another company or companies. Performance goals must provide a threshold level of performance below which no bonus payment may be made, levels of performance at which specified percentages of the target bonus will be paid up to a maximum bonus payment to any one participant of $3,000,000. Performance goals may be, but need not be, different for each fiscal period, and different performance goals may be applicable to different participants.

     The Board of Directors may at any time suspend or terminate the Plan in whole or in part and may at any time amend the Plan, except that no amendment which requires Shareholder approval in order for the Plan to continue to comply with Code Section 162(m) will be effective until approved by the Shareholders. The Committee may amend the Plan as it deems necessary to comply with other applicable laws, rules and regulations.

     For this fiscal year ending March 1, 2003, the Committee selected Marvin J. Girouard, Chairman and Chief Executive Officer of the Company, to participate in the Plan. The performance goals for this fiscal year are based on pretax profit and provide for a minimum bonus for Mr. Girouard of 20% of his base salary if 2003 fiscal year pretax profit attains 90% of planned pretax profit for the year, and up to a maximum of $3,000,000 if pretax profit reaches 150% of planned pretax profit.

     Adoption of the amended Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. If the amended Plan is not approved by Shareholders, it will not become effective and no bonuses will be paid under the Plan, but it is anticipated that the Compensation Committee would establish some form of bonus program for the senior executives.

     MANAGEMENT RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                                 OTHER BUSINESS

     No other matters are scheduled to be presented for action at the meeting other than the matters described in this Proxy Statement. If any other business should properly come before the meeting, the persons named in the proxy intend to vote thereon in accordance with their best judgment.

RELATIONSHIP WITH INDEPENDENT AUDITORS

     The Board of Directors of the Company annually selects independent public accountants to serve as auditors for the upcoming fiscal year. The Board plans to select auditors for the 2003 fiscal year at the meeting of the Board of Directors which follows the Annual Meeting of Shareholders.

     The Board of Directors appointed Ernst & Young LLP as auditors for the Company for fiscal year 2002. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting of Shareholders and will be given the opportunity to make a statement if he or she so desires and to respond to appropriate questions from Shareholders.

INDEPENDENT AUDITOR FEES

     The Company paid Ernst & Young LLP the following fees for services rendered during the fiscal year ended March 2, 2002:

     Audit Fees: For audit fees in connection with Ernst & Young LLP's review and audit of the Company's annual financial statements for the fiscal year ended March 2, 2002 and that firm's review of the Company's interim financial statements included in its Quarterly Reports on Form 10-Q for that fiscal year, the Company paid Ernst & Young LLP approximately $311,000.

     Financial Information Systems Design and Implementation Fees: The Company did not engage Ernst & Young LLP to provide advice regarding financial information systems design and implementation during the fiscal year ended March 2, 2002.

     All Other Fees: The Company paid Ernst & Young LLP approximately $544,000 for all other fees. Included in this amount was $120,000 for audit related services and $424,000 for non-audit fees primarily for tax related services.

SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

     The date by which Shareholder proposals must be received by the Company for inclusion in the Proxy Statement for the 2003 Annual Meeting of Shareholders is January 16, 2003.

     A Shareholder desiring to bring a matter before the 2003 Annual Meeting of Shareholders that will not be contained in the Proxy Statement, including the nomination of an individual for election as a director, must comply with the advance notice provisions of the Company's By-laws. The By-laws require that notice of the matter must be received by the Company no earlier than March 29, 2003, and no later than April 29, 2003. The Secretary of the Company may be contacted to obtain the specific information regarding the matter that must be provided to the Company with the advance notice.

PROXY SOLICITATION

     The cost of soliciting proxies will be borne by the Company. The services of Mellon Investor Services, LLC will be employed for the purpose of facilitating the solicitation. The fees of Mellon Investor Services, LLC in this connection will be borne by the Company and are not expected to exceed $5,000 plus mailing and delivery expenses. In addition to solicitations by mail, officers and employees of the Company may solicit proxies personally and by telephone or other means, for which they will receive no compensation in addition to their normal compensation. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for their reasonable out-of-pocket and clerical expenses.

                             YOUR VOTE IS IMPORTANT

     You are encouraged to let us know your preference by completing and returning the enclosed proxy card or by voting by telephone or the Internet.

                                            /s/ J RODNEY LAWRENCE
                                            J. Rodney Lawrence
                                            Secretary

May 16, 2002

                                   APPENDIX A

                              PIER 1 IMPORTS, INC.

                                1999 STOCK PLAN
                           (AS AMENDED APRIL 5, 2002)

     1. Purpose. The purpose of the Plan is to advance the Company's interests by encouraging certain employees of the Company and its subsidiaries and non-employee directors of the Company to acquire a proprietary interest in the Company through ownership of Common Stock. Such ownership is intended to encourage employees to remain with the Company and to help attract other qualified persons to become employees and directors.

     2. Administration. The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee is authorized to grant Options under the Plan, and the Committee is authorized to interpret the Plan and the Options, to prescribe, amend and rescind rules and regulations relating to the Plan and the Options, and to make other determinations necessary or advisable for the administration of the Plan. The Committee is also authorized to administer the Director Deferred Stock Program. All of such determinations shall be conclusive and binding on all persons. The Committee shall act pursuant to a majority vote or by unanimous written consent. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any grant thereunder.

     3. Eligibility. Options may be granted under the Plan to Non-Employee Directors and to key employees of the Company or any of its Subsidiaries as the Committee shall determine from time to time.

     4. Types of Options. Options granted pursuant to the Plan may be either Incentive Stock Options or non-qualified Options not so qualifying under the Code. It is the intent of the Company that non-qualified stock Options granted under the Plan not be classified as Incentive Stock Options, that Incentive Stock Options granted under the Plan be consistent with and contain or be deemed to contain all provisions required under Section 422 and the other appropriate provisions of the Code and any implementing regulations (and any successor provisions thereof), and that any ambiguities in construction be interpreted in order to effectuate such intent.

     5. Stock Subject to the Plan. The aggregate number of Shares that may be issued or sold under Options or delivered in exchange for Deferred Stock Units pursuant to the Plan shall not exceed 9,000,000 Shares, of which not more than 250,000 Shares may be issued in exchange for Deferred Stock Units; provided, that additional Shares above such maximum amount may be issued in exchange for Deferred Stock Units that shall have been credited to any Deferred Stock Account solely as a result of dividends or adjustments pursuant to Section 8(d) or 8(e) hereof; and provided, further, that no person shall be granted Options under the Plan covering an aggregate of more than 2,250,000 Shares. Shares may be either authorized but unissued shares of Common Stock or issued shares of Common Stock that shall have been reacquired by the Company. The aggregate number of Shares issuable under the Plan and to one person shall be subject to adjustment as provided in Section 9 hereof. For purposes of calculating the maximum number of Shares of Common Stock which may be issued under the Plan, Shares shall include only net Shares issued upon exercise of Options and, accordingly, shall exclude Shares delivered or withheld for payment of Option exercises or for tax withholding and shall exclude Shares remaining subject to Options which expire or are terminated for any reason.

     6. Non-transferability of Options. Except as otherwise authorized by the Committee, in its discretion, and expressly provided in the Option agreement pursuant to which an Option is granted, no Option shall be transferable except by will or the laws of descent and distribution.

     7. Options. The Committee shall have the power, subject to the limitations contained in the Plan, to prescribe the terms and conditions of any Option granted hereunder. Each Option shall be evidenced by an agreement in such form as the Committee shall from time to time determine, which agreement shall contain such terms and conditions not inconsistent with the Plan as the Committee, in its sole discretion, may prescribe. Options shall be subject to the following provisions:

          (a) Allotment of Shares; Option Price. The Committee shall determine the total number of Shares subject to each Option under the Plan. The Option exercise price for the Shares subject to each Option shall be determined by the Committee, but shall not be less than the Fair Market Value of the Common Stock on the date of grant.

          (b) Duration of Options. Except as otherwise set forth herein, Options shall expire after such term as the Committee shall determine. No option shall be exercisable after the expiration of 10 years from the date of grant.

          (c) Exercise of Options. Each option granted under the Plan shall be exercisable from time to time as the Committee shall determine. No option shall be exercised for fewer than 100 Shares unless the remaining Shares that have become so purchasable are fewer than 100 Shares. In the event of the Retirement, death or Permanent Disability of an Optionee, or in the event of a Change in Control (as hereinafter defined), all Options granted to such Optionee shall immediately become fully exercisable to the extent of all Shares then covered by such Options, except that in the case of a Change in Control only if the Board of Directors shall not have determined otherwise prior to such Change in Control. A "Change in Control" shall mean any of the following events:

             (i) a merger or consolidation to which the Company is a party if the individuals and entities who were stockholders of the Company immediately prior to the effective date of such merger or consolidation have beneficial ownership (as defined in Rule 13d-3 under the Exchange
        Act) of less than 50% of the total combined voting power for election of directors of the surviving corporation or other entity following the effective date of such merger or consolidation;

             (ii) the acquisition or holding of direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing in the aggregate 30% or more of the total combined voting power of the Company's then issued and outstanding voting securities by any person, entity or group of associated persons or entities acting in concert, other than any employee benefit plan of the Company or of any Subsidiary or any entity holding such securities for or pursuant to the terms of any such plan;

             (iii) the election of members of the Board of Directors at a meeting of stockholders or by written consent, the majority of which were not nominated by the Board of Directors;

             (iv) the sale of all or substantially all of the assets of the Company to any person or entity that is not a wholly owned Subsidiary; or

             (v) the approval by the stockholders of the Company of any plan or proposal for the liquidation of the Company or its Subsidiaries, other than into the Company.

          (d) Payment for Shares. The purchase price of each Share purchased upon the exercise of any Option shall be paid in full at the time of such purchase, and a stock certificate representing Shares so purchased shall be delivered to the person entitled thereto. Until the stock certificate for such Shares is issued in the Optionee's name, the Optionee shall have no rights of a stockholder. Payment may be made in whole or in part in cash or, if the Committee so permits, in Common Stock owned by the Optionee without restriction for the preceding six months valued at Fair Market Value on the date preceding the date the Option is exercised. The Committee may permit an Optionee to pay the purchase price by irrevocably authorizing a third party to sell Shares acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the purchase price and any tax withholding resulting from the exercise of the Option. It shall be a condition to the performance of the Company's obligation to issue or transfer Shares upon exercise of an Option that the Optionee pay, or make provision satisfactory to the Company for the payment of, any taxes (other than stock transfer taxes) which the Company is obligated to collect with respect to the issue or transfer upon such exercise. The Committee may provide the Optionee with the right to satisfy minimum required federal or state tax withholding obligations by delivery of previously owned shares of Common Stock or electing the withholding of Shares otherwise issuable upon exercise of a non-qualified Option, the Fair Market Value of which does not exceed the amount to cover the minimum required federal and state tax withholding obligations incurred in connection with the exercise of the Option.

          (e) Termination of Options. Unless otherwise provided in an Option agreement or otherwise agreed to by the Committee:

             (i) upon the death or Permanent Disability of an Optionee, any Option granted to the Optionee shall become fully exercisable to the extent of all unexercised Shares pertaining to such Option, and may be exercised by the Optionee, or in the case of death, by the Optionee's estate or a person who acquires the right to exercise such Option by bequest, inheritance or transfer (if transferability were specifically provided for in the Option agreement) until the earlier of (I) the remaining Option Term and (II) the first anniversary of such death or disability;

             (ii) upon the Retirement of an Optionee, any Option granted to the Optionee may be exercised by the Optionee to the extent exercisable on the date of such Retirement until the earlier of (I) the remaining Option Term and (II) the third anniversary of such Retirement;

             (iii) upon the resignation or expiration of the term of office of a director who does not stand for re-election, or upon the resignation of an employee with the consent of the Company, in each case without the Optionee's Retirement as provided in Subsection 7(e)(ii), any Option granted to the Optionee may be exercised by the Optionee to the extent exercisable on the date of such resignation or expiration of term of office until the earlier of (I) the remaining Option Term and (II) the 91st day following such resignation or expiration; provided, that in the event of the death of the Optionee after such resignation or expiration but prior to the end of such period of exercisability, the period during which the Option may be exercised shall be extended until the earlier of
        (I) the remaining Option Term and (II) the first anniversary of such resignation or expiration; and

             (iv) upon termination of an Optionee's employment, other than as provided in subsections 7(e)(i), (ii) or (iii), all Options granted to the Optionee shall terminate immediately at such termination of employment.

     Options granted under the Plan shall not be affected by any change of employment so long as the Optionee continues to be an employee of the Company or any of its Subsidiaries. The Option agreement may contain such provisions as the Committee shall approve with respect to the effect of approved leaves of absence. Cessation of any corporation's relationship with the Company as a Subsidiary shall constitute a "termination of employment" hereunder as to individuals employed by that corporation.

     8. Director Deferred Stock Program. Each Non-Employee Director shall be eligible to participate in the Director Deferred Stock Program through deferral of part or all of such director's cash compensation into Deferred Stock Units, as participation in such program shall be provided for by the Board of Directors from time to time.

          (a) Deferred Stock Account. Subject to the availability of Shares under the Plan, the Board of Directors may in its discretion provide that part or all of the compensation of Non-Employee Directors otherwise payable in cash to each Non-Employee Director be payable, either mandatorily and/or at the election of each Non-Employee Director, in Deferred Stock Units. Deferred Stock Units shall be held in a Deferred Stock Account for each Non-Employee Director in accordance with the provisions of the Director Deferred Stock Program.

          (b) Mandatory Deferral. To the extent any cash compensation to a Non-Employee Director shall be mandatorily payable in Deferred Stock Units, in lieu of paying such compensation in cash the Company shall credit the Deferred Stock Account for each Non-Employee Director the number of Deferred Stock Units equal to the quotient of the amount of cash to be deferred divided by the Fair Market Value per share of Common Stock on the date of credit.

          (c) Elective Deferral. To the extent provided in the Director Deferred Stock Program, each Non-Employee Director may elect to defer all or part of his eligible cash compensation relating to the forthcoming year by filing, not later than the date of the Company's annual meeting of stockholders, an irrevocable election with the Company on a form provided for that purpose. The election shall be effective for compensation payable for services rendered during the year commencing the day after the Company's annual meeting of stockholders. The election form shall specify an amount to be deferred in increments of $1,000. In lieu of paying such elected amount of compensation, the Company shall credit the Deferred Stock Account of each Non-Employee Director electing a deferral the number of Deferred Stock Units equal to the product of 1.5 multiplied by the amount of compensation elected for deferral, divided by the Fair Market Value per share of Common Stock on the date of credit.

          (d) Dividends. Each time a dividend shall be paid on Common Stock, other than a dividend of capital stock of the Company, each Deferred Stock Account shall be credited with additional Deferred Stock Units equal to the product of the dividend payment amount (or, if other than in cash, the fair market value thereof) per share multiplied by the number of Deferred Stock Units credited to the Deferred Stock Account as of the record date for the dividend, divided by the Fair Market Value of the Common Stock on the dividend payment date.

          (e) Adjustments. In the event of a stock dividend, stock split or combination of shares of Common Stock, recapitalization, reclassification, merger or other similar capital or corporate structure change of the Company, then the number and the rights and privileges of Deferred Stock Units in each Deferred Stock Account shall be adjusted in a like manner as if the Deferred Stock Units had been issued and outstanding shares of Common Stock at the time of such occurrence.

          (f) Payment. The balance of each Non-Employee Director's Deferred Stock Account shall be paid to such director on the first of the month following the 90th day after such director terminates his position as a Non-Employee Director. Each Deferred Stock Unit shall be exchanged for a whole share of Common Stock. Any fractional Deferred Stock Unit shall be paid in cash based on the Fair Market Value of the Common Stock on the date of such termination.

          (g) Non-Assignability. The right of a Non-Employee Director or any person claiming under such director to receive payments from any Deferred Stock Account may not be assigned, transferred, pledged, anticipated, commuted or encumbered except by will or the laws of descent and distribution, nor shall a Deferred Stock Account be subject to seizure for payment of any debts or judgment of any Non-Employee Director or any person claiming through or under such director.

     9. Adjustments. In the event of a stock dividend or stock split, unless the Committee shall determine otherwise, (i) the number of Shares at the time of such stock dividend or stock split issuable under the Plan pursuant to Options or in exchange for Deferred Stock Units, (ii) the limitation on the maximum number of Shares underlying Options that may be granted to one person and (iii) the number of Shares subject to any outstanding Option shall each be increased in direct proportion to the increase in the number of shares of Common Stock by reason of such stock dividend or stock split, and the exercise price per Share of any outstanding Option shall be proportionately decreased; provided that the adjusted number of Shares shall always be a whole number with any fractional Shares being deleted therefrom. In the event of a combination of shares, recapitalization, reclassification, merger or other similar capital or corporate structure change of the Company, the Committee may, in its discretion, adjust
(i) the number of Shares at the time of such change issuable under the Plan pursuant to Options or in exchange for Deferred Stock Units, (ii) the limitation on the maximum number of Shares underlying Options that may be granted to one person, (iii) the number of Shares subject to any outstanding Option and/or the exercise price thereof and (iv) such other provisions of the Plan or outstanding Options that the Committee determines to be appropriate or advisable, including without limitation, changing the security into which the Option is exercisable, terminating the Option with prior notice to the Optionee, and exchanging the Option for cash, another option or other security.

     10. Effective Date; Stockholder Approval; Term. The Plan shall become effective on the date of the last to occur of the (i) adoption of the Plan by the Board of Directors and (ii) approval of the Plan, within 12 months of such adoption, by the holders of a majority of the Common Stock present and voting on the Plan at a duly held meeting of stockholders if holders of a majority of the outstanding Common Stock vote on the proposal. No Option shall be granted after the 10th anniversary of the Plan's effective date (or, if earlier, the 10th anniversary of the adoption of the Plan in the case of an Incentive Stock Option) or the earlier suspension or termination of the Plan in accordance with its terms. The Plan shall terminate on the 10th anniversary of the Plan's effective date or on such earlier date as it may be terminated under the provisions of Section 11 hereof; provided that each Option granted prior to such date shall remain in effect in accordance with its terms and each Deferred Stock Account shall be credited with dividends and subject to adjustment until full payment of such Deferred Stock Account.

     11. Amendment or Discontinuance of the Plan. The Board of Directors may, insofar as permitted by law and subject to the limitations contained in the Plan, at any time or from time to time, suspend or terminate the Plan or revise or amend it in any respect whatsoever, except that, without appropriate approval of the stockholders of the Common Stock, no such revision or amendment shall increase the maximum number of Shares subject to the Plan, increase the maximum number of Shares covered by Options that may be granted to one person, change the designation of the class of employees eligible to receive options or decrease the minimum exercise price at which Options may be granted.

     12. Applicable Laws or Regulations and Notification of Disposition. The Company's obligation to sell and deliver Shares under an Option is subject to such compliance as the Company deems necessary or advisable with federal and state laws, rules and regulations applying to the authorization, issuance, listing or sale of securities. The Company may also require in connection with any exercise of an Incentive Stock Option that the Optionee agree to notify the Company when making any disposition of the Shares, whether by sale, gift, or otherwise, within two years of the date of grant or within one year of the date of exercise.

     13. No Employment Right, No Obligation to Exercise Option. Nothing contained in the Plan, or in any Option, shall confer upon any Optionee any right to continued employment by the Company or any of its Subsidiaries or to continued membership on the Board of Directors of the Company or limit in any way the right of the Company or any of its Subsidiaries to terminate the Optionee's employment at any time.

     14. No Implied Rights. No person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary. Rights conferred under the Plan are solely contractual rights to Shares, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary.

     15. Definitions. As used in this Plan, the following definitions shall apply:

          (a) "Board of Directors" shall mean the Board of Directors of the Company.

          (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (c) "Committee" shall mean the Compensation Committee of the Board of Directors or, in the case of granting an Option and determining its terms and conditions, the Board of Directors, if the Board of Directors so determines.

          (d) "Common Stock" shall mean the Company's common stock, par value $1.00 per share.

          (e) "Company" shall mean Pier 1 Imports, Inc. or any successor.

          (f) "Deferred Stock Account" shall mean an appropriate bookkeeping account or record maintained by the Company denominated in Deferred Stock Units for the sole purpose of measuring and determining the number of shares of Common Stock to be delivered to the Non-Employee Director in exchange for Deferred Stock Units. The Deferred Stock Account shall not constitute or be treated as an escrow or trust fund of any kind, but shall constitute an unfunded, unsecured liability of the Company to make payments in accordance with the provisions of the Director Deferred Stock Program. The Non-Employee Director shall not be entitled to redeem, exchange or otherwise receive any amount from the Deferred Stock Account except as provided in the Director Deferred Stock Program.

          (g) "Deferred Stock Unit" shall mean a unit of credit of the Deferred Stock Account representing one share of Common Stock. If the Company shall declare and pay a dividend on the Common Stock in capital stock other than Common Stock or the Company shall engage in a recapitalization, reclassification, merger or other transaction to change the capital or corporate structure of the Company, then in accordance with Section 8(e) hereof, Deferred Stock Units shall represent such other capital stock in place of or in addition to Common Stock, and references to Common Stock with respect to Section 8 hereof shall in addition mean, as appropriate, such other capital stock. In such an event, a Deferred Stock Account may be denominated in separate classes of Deferred Stock Units representing different classes of capital stock. In any calculation of Deferred Stock Units to be credited to a Deferred Stock Account, the number of Deferred Stock Units shall be rounded to the nearest one-hundredth of a unit.

          (h) "Director Deferred Stock Program" shall mean the program of the Company authorized in Section 8 hereof and as specifically instituted, amended or suspended from time to time by the Board of Directors.

          (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (j) "Fair Market Value" shall be the applicable day's closing sales price of the security as reported for consolidated transactions on the principal exchange on which such security is listed or admitted to trading, or, if no sales occur on that date, the price on the most recent trading day prior thereto, or, if the security is not listed or admitted to trading on a national securities exchange, the average of the highest bid and lowest ask prices on such day as reported by the National Association of Securities Dealers or a comparable service.

          (k) "Incentive Stock Option" shall mean a stock option qualifying under Section 422 of the Code.

          (l) "Non-Employee Director" shall mean a member of the Board of Directors of the Company who is not an officer or employee of the Company or any Subsidiary.

          (m) "Option" shall mean a non-qualified stock option or an Incentive Stock Option granted pursuant to the Plan.

          (n) "Optionee" shall mean a holder of an Option.

          (o) "Option Term" shall mean the period during which an Option may be exercised, which shall be 10 years from the date of grant thereof unless a shorter period is provided by the Committee or by a provision of the Plan.

          (p) "Permanent Disability" shall mean long-term disability as defined in the Company's employee long-term disability plan.

          (q) "Plan" shall mean the Pier 1 Imports, Inc. 1999 Stock Plan.

          (r) "Retirement" shall mean (i) as to an employee, the separation from employment, other than by the Company for cause, after the earlier of (I) completing 15 years of service with the Company or any Subsidiary and attaining age 55 or (II) attaining age 65, and (ii) as to a director, ceasing to be a member of the Board of Directors, other than by reason of death, disability or removal from office, after attaining age 70.

          (s) "Shares" shall mean shares of Common Stock subject to Options or deliverable in exchange for Deferred Stock Units pursuant to the Plan.

          (t) "Subsidiary" shall mean any corporation or other entity of which at least 50% of the voting securities are owned directly or through one or more Subsidiaries.

                                   APPENDIX B

                              PIER 1 IMPORTS, INC.

                          SENIOR MANAGEMENT BONUS PLAN
                           (AS AMENDED APRIL 5, 2002)

     1. Purpose. The purposes of the Pier 1 Imports, Inc. Senior Management Bonus Plan (the "Plan") are to encourage superior performance and reward senior management of the Company for effective service and to strengthen the ability of the Company to retain and attract the senior management upon which continued growth and profitability of the Company depends.

     2. Definitions. For purposes of the Plan, the following terms shall have the meanings set forth below unless otherwise expressly provided or unless the context otherwise requires:

          "Board of Directors" means the Board of Directors of the Company.

          "Bonus" means any incentive bonus award granted pursuant to the Plan, the payment of which shall be contingent upon the attainment of Performance Goals with respect to a Plan Period.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Committee" means a committee appointed by the Board of Directors, which committee shall be composed of not less than two directors of the Company who each qualify as an "outside director" under Treasury Regulations Section 1.162-27 promulgated under Section 162(m) of the Code or any successor provisions. The Compensation Committee of the Board of Directors shall be the Committee unless its membership does not qualify hereunder.

          "Company" means Pier 1 Imports, Inc., a Delaware corporation, or any successor corporation.

          "Participant" means an executive officer of the Company specified by the Committee for participation in the Plan.

          "Performance Goals" means the criteria and objectives which must be met during the Plan Period as a condition of the Participant's receipt of payment with respect to a Bonus, as described in Section 4 hereof.

          "Plan Period" means a fiscal period of the Company of not less than one fiscal quarter or consecutive fiscal quarters of not more than one fiscal year designated by the Committee provided the Plan period ends on the last day of the fiscal year for which awards are determined under the Plan.

     3. Administration. The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall have full and final authority to administer and interpret the Plan, to exercise all powers either specifically granted to it under the Plan or as are necessary or advisable in the administration of the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan, all of which shall be binding on all persons, including the Company, the Participants (or any person claiming any rights under the Plan from or through any Participant) and any stockholder of the Company. A majority of the Committee shall constitute a quorum, and the Committee shall act pursuant to a majority vote or by unanimous written consent. No member of the Board of Directors or the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Bonus granted hereunder.

     4. Performance Goals. Performance Goals for each Plan Period shall be established by the Committee not later than the latest date permissible under Code Section 162(m) and the

Regulations promulgated thereunder. Such Performance Goals may be expressed in terms of one or more financial or other objective goals which may be Company-wide, on an individual basis or otherwise. Financial goals may be expressed, for example, in terms of sales, operating earnings, net income, earnings per share, cash flow, return on equity or other return ratios, or stock price. Other objective goals may include the attainment of various productivity and long-term growth objectives, including for example, reductions in the Company's overhead ratio and expense to sales ratios. Any criteria may be measured in absolute terms, as a change from a prior comparable period or periods, or as compared to another company or companies. To the extent applicable, any such Performance Goal shall be determined in accordance with the Company's audited and unaudited financial statements and generally accepted accounting principles. Performance Goals shall include a threshold level of performance below which no Bonus payment shall be made, levels of performance at which specified percentages of the target Bonus shall be paid and a maximum level of performance above which no additional Bonus shall be paid. The Performance Goals established by the Committee may be, but need not be, different for each Plan Period and different Performance Goals may be applicable to different Participants.

     5. Bonuses. (a) General. Payment of the amount of a Bonus for a particular Plan Period shall be made only if and to the extent the specified Performance Goals with respect to such Plan Period are attained and only if the Participant is employed by the Company or any of its subsidiaries on the last day of such Plan Period. The Committee may, in its discretion, reduce or eliminate the amount of any Bonus payable to any Participant, based upon such factors as the Committee may deem relevant, but the Committee may not increase the amount of any Bonus payable to any Participant above the amount established in accordance with the relevant Performance Goals.

     (b) Certification and Payment. Payments of any Bonus shall be made only after the Committee has certified the achievement of the required Performance Goals. After such certification the Company shall pay in cash or as otherwise determined by the Committee the applicable amount of the Bonus to the appropriate Participant.

     (c) Maximum Payment. The aggregate Bonus paid under the Plan to any Participant shall not exceed $3,000,000 for any fiscal year of the Company.

     6. General Provisions. (a) Compliance With Legal Requirements. The Plan and the granting of Bonuses, as well as the other obligations of the Company under the Plan shall be subject to all federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required.

     (b) No Right to Continued Employment. Nothing in the Plan or in any Bonus shall confer upon any Participant the right to continue in the employ of the Company or any of its subsidiaries or to be entitled to any remuneration or benefits not set forth in the Plan or to interfere with or limit in any way the right of the Company or any of its subsidiaries to terminate such Participant's employment.

     (c) Withholding Taxes. The Company or any subsidiary employing any Participant shall deduct from all payments and distributions under the Plan any taxes required to be withheld by federal, state or local governments.

     (d) Amendment and Termination of the Plan. The Board of Directors may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment which requires stockholder approval in order for the Plan to continue to comply with Code
Section 162(m) shall be effective unless the same shall be approved by the requisite vote of the stockholders of the Company. The Committee may make such amendments as it deems necessary to comply with other applicable laws, rules and regulations. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Participant, without such Participant's consent, under any Bonus previously paid under the Plan.

     (e) Participant Rights. No Participant shall have any claim to be granted any Bonus under the Plan, nor is there any obligation for uniformity of treatment among Participants.

     (f) Unfunded Status of Bonus. The Plan is intended to constitute an "unfunded" plan for incentive compensation. Nothing contained in the Plan or any Bonus shall give any Participant any rights with respect to any Bonus payments which at any time have been certified by the Committee but not yet paid to a Participant that are greater than those of a general creditor of the Company and/or its subsidiaries.

     (g) Governing Law. The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Texas, without giving effect to the choice of law principles thereof.

     (h) Effective Date. The Plan shall become effective with respect to all Plan Periods in the Company's 2003 fiscal year, provided that the Plan shall have been approved at the 2002 Annual Meeting of Stockholders by the requisite approval of the stockholders of the Company required under Section 162(m) of the Code.

     (i) Interpretation.  The Plan is designed and intended to comply with
Section 162(m) of the Code, and all provisions hereof shall be construed in a manner so to comply.

                              PIER 1 IMPORTS, INC.
                         301 Commerce Street, Suite 600
                             Fort Worth, Texas 76102
                                      PROXY


         Solicited on Behalf of the Board of Directors for Annual Meeting of Shareholders, June 27, 2002

         The undersigned hereby appoints MARVIN J. GIROUARD, MARK L. HART, JR. and J. RODNEY LAWRENCE, and each of them, proxies with full power of substitution, to represent and to vote as set forth herein all the shares of the Common Stock of Pier 1 Imports, Inc. held of record by the undersigned on May 8, 2002, at the annual meeting of shareholders to be held at 10:00 a.m. local time on June 27, 2002 at the Renaissance Worthington Hotel, Brazos Room, 200 Main Street, Fort Worth, Texas, and any adjournment thereof.

         This Proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted (i) "FOR" the election of the directors nominated, (ii) "FOR" the proposal to approve the amendments to the Company's 1999 Stock Plan, and (iii) "FOR" the proposal to approve the adoption of the Company's Senior Management Bonus Plan as amended.

         You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares unless you sign and return this card or vote by telephone or by Internet.

           (Continued and to be signed and dated on the reverse side)

--------------------------------------------------------------------------------
                                           Please mark your votes as
                                           indicated in this example [x]


Proposal 1.  Election of Directors

  FOR all nominees              WITHHOLD AUTHORITY              *EXCEPTIONS
    listed below                 to vote for all
(except as marked to             nominees listed
 the contrary below)                  below
       [ ]                             [ ]                           [ ]

Nominees: 01 Marvin J. Girouard, 02 James D. Carreker, 03 James M. Hoak, Jr., 04 Tom M. Thomas, 05 John H. Burgoyne, 06 Michael R. Ferrari and 07 Karen W. Katz

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space below.)

*Exceptions
            -------------------------------------------------------------------

Proposal 2. Proposal to approve the amendments to the Company's 1999 Stock Plan.

                     FOR [ ]      AGAINST [ ]     ABSTAIN [ ]

Proposal 3. Proposal to approve the adoption of the Company's Senior Management
            Bonus Plan as amended.

                     FOR [ ]      AGAINST [ ]     ABSTAIN [ ]

Proposal 4. In their discretion, the Proxies are authorized to vote as described in the Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

Change of Address and/or [ ]
Comments Mark Here

PLEASE DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.



Signature                      Signature                        Date
          ------------------            ---------------------       -----------

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

--------------------------------------------------------------------------------

                      Vote by Internet or Telephone or Mail
                          24 Hours a Day, 7 Days a Week

              Internet and telephone voting is available through 4
                    PM Eastern Time the business day prior to
                               annual meeting day.

                 Your Internet or telephone vote authorizes the
                  named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

                                    Internet
                            http://www.eproxy.com/pir

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

                                       OR

                                    Telephone
                                 1-800-435-6710

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

                                       OR

                                      Mail

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

               If you vote your proxy by Internet or by telephone,
                  you do NOT need to mail back your proxy card.